EXHIBIT 32.1-CERTIFICATION


                Written Statement of the Chief Financial Officer
                          and Chief Executive Officer
                          Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Sealife Corporation. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended November 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities
Exchange Act of 1934   and  that  information  contained  in  the  Report
fairly presents, in all material respects, the financial condition and results of operations of the Company.



By:   /s/ Robert McCaslin
          ---------------
          Robert McCaslin
          Chief Financial Officer

Date:    February 12, 2004